EXHIBIT 99
                                                                      ----------


FOR IMMEDIATE RELEASE

MEDIA CONTACT:                             INVESTOR CONTACT:
Vaughn Harring                             Peter Rice
781-280-6855                               781-280-6650
vaughn.harring@mro.com                     peter.rice@mro.com


         MRO SOFTWARE REPORTS PRELIMINARY FISCAL SECOND QUARTER RESULTS

BEDFORD, MASS., MARCH 26, 2002 -- MRO Software, Inc. (NASDAQ: MROI), the leading provider of e-Business solutions for asset-intensive companies, announced that its preliminary results for the quarter ending March 31, 2002 indicate that revenue will fall significantly below the Company's previous guidance of $47 million to $48 million. The Company anticipates that total revenues for the quarter will be between $37 million and $39 million, including software license revenue of between $6 million and $8 million. Based on this estimated revenue, the Company expects pro-forma earnings per share for the quarter to be a loss of $.08 to $.15. Pro-forma earnings estimates are adjusted for the pre-tax effects of amortization of goodwill and other intangibles.

During the current quarter, MRO Software experienced in general a more difficult sales environment and longer than anticipated sales cycles for its Strategic MRO solutions. These delays were due in part to a reduction in spending for IT-related programs and purchases, and extended customer evaluation periods for the Company's new products.

The Company expects that total revenues for the second half of the year will be between $87 million and $92 million, with software revenues of between $26 million and $30 million. As a result, the Company's earnings guidance for the full fiscal year has been revised to $.15 to $ .25 pro-forma earnings per share.

The Company will hold a conference call on Tuesday, March 26, beginning at 8:45 AM EST. To participate in this call, dial (800) 932-9896, outside the U.S., call
(706) 634-5804. A replay of the call will be available beginning at approximately 11:00AM on March 26, 2002, by dialing (800) 642-1687 and using conference ID: 3665035. To access the replay outside the U.S., dial (706) 645-9291 and use conference ID 3665035.

These estimated results are preliminary, and are subject to adjustment pursuant to the Company's normal closing procedures. There can be no assurance that the actual results will not differ materially from those projected herein. MRO Software will host its second fiscal quarter earnings call on Monday, April 22, 2002 beginning at 4:30 PM EDT. Information for that conference call will be distributed in the future.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, among other things, adjustments arising during the quarter-end accounting review that result in changes to our preliminary results or guidance, delays and slowdowns in IT spending and the market for our products, delays and confusion associated with the adoption of new products and the introduction of products based on a new architecture, and those factors discussed in the Section entitled "Factors Affecting Future Performance" on pages 18-24 of our Annual Report to Shareholders for 2001.

ABOUT MRO SOFTWARE, INC.

MRO Software is the leading provider of e-Business solutions for asset-intensive companies. As a worldwide leader in enterprise asset maintenance, MRO Software has the technology and in-depth understanding of issues confronting capital asset-intensive industries to connect all participants in the industrial value chain. The Company's solutions help make e-Business easy, practical and affordable.

The Company's Strategic MRO, Online Commerce Services, and Enterprise Catalog Management solutions allow customers to streamline their internal processes and compete more efficiently in an increasingly collaborative and electronic market. MAXIMO(R), the Company's flagship Strategic MRO solution, is creating value in more than 8,000 organizations located in 103 countries by extending asset life, decreasing operating costs and enabling efficient supplier collaboration.

MRO Software is a global company based in Bedford, Mass., with more than 1,000 employees. The Company markets its products through a direct sales organization in combination with a network of international distributors. MRO Software has sales offices throughout North America, Europe, Asia/Pacific and Latin America. Additional information on MRO Software can be found at http://www.mro.com.

MAXIMO(R) IS A REGISTERED TRADEMARK, AND MRO SOFTWARETM IS A TRADEMARK, OF MRO SOFTWARE, INC.

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